CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 86 to File No. 033-50718; Amendment No. 88 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our reports dated March 26, 2009, included in the Hancock Horizon Family of Funds and SmartGrowth Funds 2009 Annual Reports to shareholders.

                                                          /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 27, 2009